Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-l of CHG Healthcare Services, Inc. of our report dated December 16, 2005 relating to our audits of the combined financial statements of Foundation Medical Staffing, LLC and Foundation Enterprises, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Cole & Reed, P.C.

Oklahoma City, Oklahoma

May 23, 2006